Exhibit 10.1

RELEASE AGREEMENT

This Release Agreement (the “Agreement”) is entered into by and between Morad Sbahi (“Employee”) and Airgain, Inc. (the “Company”), effective as of the Effective Date (as defined below).

Recitals

WHEREAS, Employee is a party to that certain employment agreement with the Company, dated February 18, 2021, as amended by that certain letter agreement with the Company, dated November 9, 2022 (collectively, the “Employment Agreement”);

WHEREAS, Employee has resigned from all positions he holds with the Company, including his position as Chief Revenue Officer, effective as of June 12, 2023 (the “Termination Date”); and

WHEREAS, Employee acknowledges that, but for his agreement to execute this Agreement, he will not be eligible for the Termination Benefits (as defined below) on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of, and subject to, the Termination Benefits payable to Employee described in Section 3 below, the adequacy of which is hereby acknowledged by Employee, and which Employee acknowledges that he would not otherwise be entitled to receive, Employee and the Company hereby agree as follows:

Agreement

1.
Effective Date. This Agreement shall become effective upon the occurrence of both of the following events: (a) execution of the Agreement by Employee, and (b) expiration of the revocation period applicable under Section 6 below without Employee having given notice of revocation. The date of the last to occur of the foregoing events shall be referred to in this Agreement as the “Effective Date.” Unless the Effective Date occurs on or before the date that is thirty (30) days following the Termination Date, this Agreement shall be null and void. The parties agree that any material or immaterial changes to this Agreement shall not extend the deadline for the occurrence of the Effective Date.
2.
Termination of Employment.
a.
The Termination Date will be the termination date of Employee’s employment with the Company and any of its affiliates for all purposes. Employee hereby confirms his termination from all positions he holds with the Company, including his position as Chief Revenue Officer, effective as of the Termination Date. As of the Termination Date, the Company shall process for Employee his final paycheck, reflecting (i) Employee’s earned but unpaid base salary through the Termination Date, and (ii) all accrued, unused vacation and/or paid time off due to Employee through the Termination Date, payable according to the requirements in the Employee’s work location. This Agreement constitutes the written notice of termination by the Company as required under the Employment Agreement.
b.
The Company, within thirty (30) days after the Termination Date, will reimburse Employee for any and all reasonable and necessary business expenses incurred by Employee in connection with the performance of Employee’s job duties prior to the Termination Date, which expenses shall be submitted to the Company with supporting receipts and/or documentation no later than ten (10) days after the Termination Date.
c.
Except as set forth in Section 3(c) below, Employee’s entitlement to health benefits from the Company, and eligibility to participate in the Company’s health benefit plans, shall cease on the last day of the calendar month during which the Termination Date occurs, except to the extent Employee elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and any covered dependents. Employee’s entitlement to other benefits from the Company, and eligibility to participate in the Company’s other benefit plans, shall cease on the Termination Date.

3.
Termination Benefits. In consideration for Employee’s agreement to be bound by the terms of this Agreement, including but not limited to the release of claims in Section 6, but subject to Employee’s compliance with this Agreement, including Section 9, the Company agrees to provide Employee the following termination benefits (the “Termination Benefits”):
a.
a one-time lump sum cash payment in the amount of $275,000, equal to twelve (12) months of Employee’s base salary, payable on the first payroll date that is thirty (30) days following the Termination Date (the “Termination Benefit Payment Date”);
b.
a one-time lump sum cash payment in the amount of $40,685, representing Employee’s pro-rated target annual bonus for 2023 for the portion of such year during which Employee was actively employed, payable in a lump sum on the Termination Benefit Payment Date; and
c.
for the period beginning on the Termination Date and ending on the date which is twelve (12) full months following the Termination Date (or, if earlier, the date on which the applicable continuation period under COBRA expires) (the “COBRA Coverage Period”), the Company provide Employee and his eligible dependents who were covered under the Company’s health insurance plans as of the Termination Date with health (including medical and dental) insurance benefits substantially similar to those provided to Employee and his dependents immediately prior to the Termination Date. If the Company is not reasonably able to continue health insurance benefits coverage under the Company’s insurance plans, the Company shall provide substantially equivalent coverage under other third-party insurance sources. If any of the Company’s health benefits are self-funded as of the date of Employee’s termination of employment, or if the Company cannot provide the foregoing benefits in a manner that is exempt from or otherwise compliant with applicable law (including, without limitation, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Section 2716 of the Public Health Service Act), instead of providing continued health insurance benefits as set forth above, the Company shall instead pay to Employee an amount equal to the monthly premium payment for Employee and his eligible dependents who were covered under the Company’s health plans as of the Termination Date (calculated by reference to the premium as of the Termination Date) as currently taxable compensation in substantially equal monthly installments over the COBRA Coverage Period (or the remaining portion thereof). To be eligible for COBRA, Employee has the responsibility to enroll in COBRA within the legally required time as the Company cannot do so on Employee’s behalf.

The Termination Benefits shall be the exclusive severance benefits to which Employee is entitled, unless Employee has breached the provisions of this Agreement, in which case Section 9(e) shall apply. Employee understands that Employee will not be entitled to the Termination Benefits if the Effective Date does not occur on or before the date that is thirty (30) days following the Termination Date.

4.
Equity Awards. Employee was previously granted restricted stock units (“RSUs”) and stock options to purchase shares of the Company’s common stock. Pursuant to the RSU agreements and stock option agreements governing such RSUs and stock options and the Company’s equity plan under which they were granted, as of the Termination Date, all of Employee’s unvested RSUs and stock options shall terminate. Following the Termination Date, Employee's vested stock options and the post-termination exercise period shall be governed by the terms and conditions of the stock option agreements and the Company’s equity plans under which such vested stock options were granted.
5.
Warranty. Employee acknowledges that, other than the compensation set forth in Section 2 above and the Termination Benefits set forth in Section 3 above, Employee has received all wages, accrued but unused vacation pay, and other compensation or benefits due to Employee as a result of Employee’s employment with and termination from the Company, including any amounts due to him under the Employment Agreement. Employee specifically acknowledges and agrees that the Company does not have any further obligations to Employee for any compensation under the Employment Agreement.
6.
Release of Known and Unknown Claims By Employee.
a.
In exchange for the Termination Benefits set forth in Section 3 above, and in consideration of the further agreements and promises set forth herein, Employee, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Employee is or has been a participant by virtue of his employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Employee has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 etseq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 etseq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

Notwithstanding the generality of the foregoing, Employee does not release the following claims:

i.
Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
ii.
Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
iii.
Claims pursuant to the terms and conditions of the federal law known as COBRA;
iv.
Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy with respect to Employee’s liability as an employee, director or officer of the Company;
v.
Claims based on any right Employee may have to enforce the Company’s executory obligations under this Agreement;
vi.
Claims Employee may have to vested or earned compensation and benefits;
vii.
Claims for Employee’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Employee does release his right to secure any damages for alleged discriminatory treatment;
viii.
Employee’s right to communicate or cooperate with any government agency; or
ix.
Any other Claims that cannot be released as a matter of law.

b.
EMPLOYEE ACKNOWLEDGES THAT he HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS he MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

c.
Employee acknowledges that this Agreement was presented to him on June 13, 2023, and that Employee is entitled to have twenty-one (21) days’ time in which to consider it. Employee further acknowledges that the Company has advised him that he is waiving his rights under the ADEA, and that Employee should consult with an attorney of his choice before signing this Agreement, and Employee has had sufficient time to consider the terms of this Agreement. Employee represents and acknowledges that if Employee executes this Agreement before twenty-one (21) days have elapsed, Employee does so knowingly, voluntarily, and upon the advice and with the approval of Employee’s legal counsel (if any), and that Employee voluntarily waives any remaining consideration period.
d.
Employee understands that after executing this Agreement, Employee has the right to revoke it within seven (7) days after his execution of it. Employee understands that this Agreement will not become effective and enforceable unless the seven (7) day revocation period passes and Employee does not revoke the Agreement in writing. Employee understands that this Agreement may not be revoked after the seven (7) day revocation period has passed. Employee also understands that any revocation of this Agreement must be made in writing and delivered to the Chief Executive Officer of the Company at its principal place of business within the seven (7) day period.
e.
Employee understands that this Agreement shall become effective, irrevocable, and binding upon Employee on the eighth (8th) day after his execution of it, so long as Employee has not revoked it within the time period and in the manner specified in clause (d) above.
f.
Employee further understands that Employee will not be given the Termination Benefits unless this Agreement is effective on or before the date that is thirty (30) days following the Termination Date.
g.
Employee represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Employee may have against the Company Releasees. Employee agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Employee.
7.
Additional Representations and Warranties By Employee. Employee represents that Employee has no pending complaints or charges against the Company Releasees, or any of them, with any state or federal court, or any local, state or federal agency, division, or department based on any event(s) occurring prior to the date Employee signs this Agreement. Subject to Section 9(g) below, Employee further represents that Employee will not in the future, file, participate in, encourage, instigate or assist in the prosecution of any claim, complaints, charges or in any lawsuit by any party in any state or federal court against the Company Releasees, or any of them, unless such aid or assistance is ordered by a court or government agency or sought by compulsory legal process, claiming that the Company Releasees, or any of them, have violated any local, state or federal laws, statutes, ordinances or regulations based upon events occurring prior to the execution of this Agreement.
8.
Knowing and Voluntary. Employee represents and agrees that, prior to signing this Agreement, Employee has had the opportunity to discuss the terms of this Agreement with legal counsel of Employee's choosing. Employee further represents and agrees that Employee is entering into this

Agreement knowingly and voluntarily. Employee affirms that no promise was made to cause Employee to enter into this Agreement, other than what is promised in this Agreement. Employee further confirms that Employee has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for Employee's agreement.
9.
Continuing Obligations. In consideration of the agreements by the Company under this Agreement, Employee hereby agrees as follows:
a.
Proprietary Information.
i.
During the term of Employee’s employment, Employee may have received and otherwise been exposed, directly or indirectly, to confidential and proprietary information of the Company whether in graphic, written, electronic or oral form, including without limitation information relating to the Company’s business, strategies, designs, products, services and technologies and any derivatives, improvements and enhancements relating to any of the foregoing, or to the Company’s suppliers, customers or business partners (collectively “Proprietary Information”). Proprietary Information may be identified at the time of disclosure as confidential or proprietary or information which by its context would reasonably be deemed to be confidential or proprietary. “Proprietary Information” may also include without limitation (a)(i) unpublished patent disclosures and patent applications and other filings, know-how, trade secrets, works of authorship and other intellectual property, as well as any information regarding ideas, Inventions (as defined in Section 9(b)), technology, and processes, including without limitation assays, sketches, schematics, techniques, drawings, designs, descriptions, specifications and technical documentation, (ii) specifications, protocols, models, designs, equipment, engineering, algorithms, software programs, software source documents, formulae, (iii) information concerning or resulting from any research and development or other project, including without limitation, experimental work, product development plans, regulatory compliance information, and research, development and regulatory strategies, and (iv) business and financial information, including without limitation purchasing, procurement, manufacturing, customer lists, information relating to investors, employees, business and contractual relationships, business forecasts, sales and merchandising, business and marketing plans, product plans, and business strategies, including without limitation information the Company provides regarding third parties, such as, but not limited to, suppliers, customers, employees, investors, or vendors; and (b) any other information, to the extent such information contains, reflects or is based upon any of the foregoing Proprietary Information. The Proprietary Information may also include information of a third party that is disclosed to Employee by the Company or such third party at the Company’s direction.
ii.
Employee acknowledges the confidential and secret character of the Proprietary Information, and agrees that the Proprietary Information is the sole, exclusive and valuable property of the Company. Accordingly, Employee agrees not to use the Proprietary Information, and not to disclose all or any part of the Proprietary Information in any form to any third party, without the prior written consent of the Company on a case-by-case basis. Employee agrees to cease using and to return to the Company all whole and partial copies and derivatives of the Proprietary Information, whether in Employee’s possession or under his direct or indirect control, as of the Termination Date. Employee understands that his obligations of nondisclosure with respect to Proprietary Information shall not apply to information that he can establish by competent proof (x) was actually in the public domain at the time of disclosure or enters the public domain following disclosure other than as a result of a breach of this Agreement, (y) is already in Employee’s possession without breach of any obligations of confidentiality at the time of disclosure by the Company as shown by Employee’s files and records immediately prior to the time of disclosure, or (z) is obtained by Employee from a third party not under confidentiality obligations and without a breach of any obligations of confidentiality. If Employee becomes compelled by law, regulation (including without limitation the rules of any applicable securities exchange), court order, or other governmental authority to disclose the Proprietary Information, Employee shall, to the extent possible and permissible under applicable law, first give the Company prompt notice. Employee agrees to cooperate reasonably with the Company in any proceeding to obtain a protective order or other remedy. If such protective order or other remedy is not obtained, Employee shall only disclose that portion of such Proprietary Information required to be disclosed, in the opinion of Employee’s legal counsel. Employee shall request that confidential treatment be accorded such Proprietary Information, where available. Compulsory disclosures made pursuant to this section shall not relieve Employee of his obligations of confidentiality and non-use with respect to non-compulsory disclosures. Employee shall promptly notify any officer of the Company if he learns of any possible unauthorized use or disclosure of Proprietary Information and shall cooperate fully with the Company to enforce its rights in such information.
iii.
Employee acknowledges and agrees that all notes, memoranda, reports, drawings, blueprints, manuals, materials, data, emails and other papers and records of every kind, or other tangible or intangible materials which shall have or shall come into Employee’s possession in the course of his employment with the Company, relating to any Proprietary Information, shall be the sole and exclusive property of the Company and he hereby assign any rights or interests he may have obtained or may in the future obtain in any of the foregoing. By signing below, Employee represents and warrants that he has returned to the Company all Company Proprietary Information, property and any other lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, including, without limitation, his Company-issued laptop, documents (hard copy or electronic files), it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. Employee's compliance with this Section 9(a)(iii) shall be a condition to his receipt of the Termination Benefits.
b.
Inventions.
i.
For purposes of this Agreement, an “Invention” shall mean any idea, invention or work of authorship, including, without limitation, any documentation, formula, design, device, code, method, software, technique, process, discovery, concept, improvement, enhancement, development, machine or contribution, in each case whether or not patentable or copyrightable. Employee will, and hereby does, assign to the Company, without requirement of further writing, without royalty or any other further consideration, Employee entire right, title and interest throughout the world in and to all Inventions created, conceived, made, developed, and/or reduced to practice by Employee at any time during the course of his employment by the Company and all intellectual property rights therein. Employee hereby waives, and agrees to waive, any moral rights he may have in any copyrightable work Employee has created on behalf of the Company. Employee also hereby agrees, that for a period of one year after the Termination Date, Employee shall disclose to the Company any Inventions that he creates, conceives, makes, develops, reduces to practice or works on that relate to the work he performed for the Company. The Company agrees that it will use commercially reasonable measures to keep Inventions disclosed to it pursuant to this Section 9(b)(i) that do not constitute Inventions to be owned by the Company in confidence and shall not use any Inventions for its own advantage, unless in either case those Inventions are assigned or assignable to the Company pursuant to this Section 9(b)(i) or otherwise.
ii.
The obligations to assign Inventions set forth in Section 9(b)(i) apply with respect to all Inventions (a) whether or not such Inventions are conceived, made, developed or worked on by Employee during his regular hours of employment with the Company; (b) whether or not the Invention was made at the suggestion of the Company; (c) whether or not the Invention was reduced to drawings, written description, documentation, models or other tangible form; and (d) whether or not the Invention is related to the general line of business engaged in by the Company, but do not apply to Inventions that (x) Employee develops entirely on his own time or without using the Company’s equipment, supplies, facilities or Proprietary Information; (y) do not relate to the Company’s business, or actual or demonstrably anticipated research or development of the Company at the time of conception or reduction to practice of the Invention; and (z) do not result from and are not related to any work performed by Employee for the Company. Employee further understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, Section 9(b)(i) shall be interpreted not to apply to any Invention which a court rules and/or the Company agrees falls within such classes.
iii.
Employee agrees to assist the Company in obtaining, maintaining and enforcing patents, invention assignments and copyright assignments, and other proprietary rights in connection with any Invention covered by Section 9(b)(i), and will otherwise assist the Company as reasonably required by the Company to perfect in the Company the rights, title and other interests in his work product granted to the Company under this Agreement (both in the United States and foreign countries). Employee further agrees that his obligations under this Section 9(b)(iii) shall continue beyond the Termination Date, but if Employee is requested by the Company to render such assistance after the Termination Date, he shall be entitled to a fair and reasonable rate of compensation for such assistance, and to reimbursement of any expenses incurred at the request of the Company relating to such assistance. If the Company is unable for any reason, after reasonable effort, to secure Employee’s signature on any document needed in connection with the actions specified above, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, which appointment is coupled with an interest, to act for and in his behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 9(b) with the same legal force and effect as if executed by him.
iv.
Employee represents and warrants that he is not required, and he has not been required during the course of work for the Company or its predecessors, to assign Inventions under any other contracts that are now or were previously in existence between him and any other person or entity. Employee further represents that (a) he is not obligated under any consulting, employment or other agreement that would affect the Company’s rights or his duties under this Agreement, (b) there is no action, investigation, or proceeding pending or threatened, or any basis therefor known to Employee involving his prior employment or any consultancy or the use of any information or techniques alleged to be proprietary to any former employer, and (c) the performance of his duties as an employee did not breach, or constitute a default under any agreement to which he is bound. Employee has not used or disclosed to the Company any confidential, trade secret or other proprietary information of any previous employer or other person to which he is not lawfully entitled. As indicated on Exhibit A, there are no Inventions made or conceived by Employee prior to his employment with the Company which he desires to be excluded from this Agreement (“Background Technology”).Without limiting his obligations or representations under this Section 9(b), if Employee used any Background Technology in the course of his employment or incorporated any Background Technology in any product, service or other offering of the Company, Employee hereby grants the Company a non-exclusive, royalty-free, perpetual and irrevocable, worldwide right to use and sublicense the use of Background Technology for the purpose of developing, marketing, selling and supporting Company technology, products and services, either directly or through multiple tiers of distribution, but not for the purpose of marketing Background Technology separately from Company products or services.
v.
Employee acknowledges that all original works of authorship which were or are made by him (solely or jointly with others) within the scope of his employment with the Company and which are eligible for copyright protection are “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).
c.
Non-Competition. For a period of one year immediately following the Termination Date, Employee will not, directly or indirectly, for his own benefit or for the benefit of any other individual or entity other than the Company: (i) operate, conduct, or engage in, or prepare to operate, conduct, or engage in the Business; (ii) own, finance, or invest in (except as the holder of not more than one percent of the outstanding stock of a publicly-held company) any Business, or (iii) participate in, render services to, or assist any person or entity that engages in or is preparing to engage in the Business in any capacity (whether as an employee, consultant, contractor, partner, officer, director, or otherwise) (x) which involves the same or similar types of services Employee performed for the Company at any time during the last two years of his employment with the Company or (y) in which he could reasonably be expected to use or disclose Proprietary Information, in each case (i), (ii), or (iii) in the Restricted Territory.
d.
Non-Solicitation of Company Personnel. For a period of one year immediately following the Termination Date, Employee will not, directly or indirectly, for his own benefit or for the benefit of any other individual or entity: (i) employ or hire any Company Personnel in any capacity (whether as an employee, contractor, consultant or otherwise); (ii) solicit or attempt to solicit for employment or hire any Company Personnel in any capacity; (iii) entice or induce any Company Personnel to leave his or her or their employment with the Company; or (iv) otherwise negatively interfere with the Company’s relationship with any Company Personnel. Notwithstanding the foregoing, a general solicitation or advertisement for job opportunities that Employee may publish without targeting any Company Personnel shall not be considered a violation of this Section 9(d).
e.
Non-Solicitation of Company Customer. For a period of one year immediately following the Termination Date, Employee will not, directly or indirectly, for his own benefit or for the benefit of any other individual or entity: (i) solicit business from, or offer to provide products or services that are similar to any product or service provided or that could be provided by the Company or that are otherwise competitive with the Business to, any Company Customer; (ii) cause or encourage any Company Customer to reduce or cease doing business with the Company, or (iii) otherwise negatively interfere with the Company’s relationships with any Company Customer.
f.
Non-disparagement. Subject to Section 9(g), Employee agrees that neither he nor anyone acting by, through, under or in concert with him shall disparage or otherwise communicate negative statements or opinions about the Company, its board members, officers, employees, shareholders, agents or businesses. Nothing in this Section 9(d) shall prohibit Employee from testifying in any legal proceeding in which his or her testimony is compelled by law or court order and no breach of this provision shall occur due to any accurate, legally compelled testimony.
g.
Remedy in the Event of Breach. In addition to all other rights and remedies available to the Company under law or in equity, the Company shall be entitled to cease all Termination Benefits to Employee in the event of Employee’s breach of this Section 9. Employee hereby consents to notification by the Company to Employee’s new employer or other party for whom Employee works about Employee’s rights and obligations under this Agreement.
h.
Interpretation. If any restriction set forth in the Restrictive Covenants is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
i.
Whistleblower Provision; Other Protections. Employee acknowledges that the Company has provided Employee with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the proprietary information to Employee’s attorney and use the proprietary information in the court proceeding, if Employee files any document containing the proprietary information under seal, and does not disclose the proprietary information, except pursuant to court order. In addition, nothing in this Agreement shall prevent Employee from (x) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (y) exercising any rights Employee may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (z) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Employee has reason to believe is unlawful.
j.
Definitions. For purposes of this Section 9:
i.
The term “Business” means any business or part thereof that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company, in each case at any time during Employee’s employment or engagement with the Company.
ii.
The term “Company” means not only Airgain, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Airgain, Inc.
iii.
The term “Company Customer” means any individual or entity who (a) is, or was at any time during the one year period prior to the Termination Date, a customer, supplier, or vendor of the Company of whom Employee learned, with whom Employee had business contact or about whom Employee obtained Proprietary Information at any time during his employment or engagement with the Company, or (b) is a prospective customer, supplier, or vendor of the Company of whom Employee learned, with whom Employee had business contact, or about whom Employee obtained Proprietary Information as part of a solicitation of business on behalf of the Company at any time during the one year period prior to the Termination Date.
iv.
The term “Company Personnel” means any individual or entity who is or was at any time during the six months period prior to Employee’s solicitation or other activity prohibited by Section 9(d), employed or engaged (whether as an employee, consultant, independent contractor or in any other capacity) by the Company.
v.
The term “Restricted Territory” means each city, county, state, territory and country in which (i) Employee provided services or had a material presence or influence at any time during the last two years of his employment or engagement with the Company or (ii) the Company is engaged in or has plans to engage in the Business as of the Termination Date.
10.
Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
11.
Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Employee has participated in the negotiation of its terms. Furthermore, Employee acknowledges that Employee has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.
12.
Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of law provisions thereof. Employee and the Company agree that any litigation regarding this Agreement shall be conducted in Brevard County, Florida. Employee and the Company hereby consent to the jurisdiction of the courts of the State of Florida and the United States District Court for the Middle District of Florida.

13.
Entire Agreement; Modification. This Agreement constitutes the entire understanding between the parties with respect to its subject matter, superseding all prior agreements and understandings, written or oral, with respect to its subject matter, including, without limitation, the Employment Agreement; provided, however, that any prior agreement between Employee and the Company related to confidential or proprietary information, inventions assignments, noncompetition, non-solicitation or other similar restrictive covenants shall not be superseded to the extent more favorable to the Company than this Agreement and Employee shall continue to be bound by the terms of any such agreements. This Agreement may not be amended or modified, nor any provision hereof waived, other than by a writing signed by Employee and an authorized representative of the Company.
14.
Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
15.
Survival. The covenants, agreements, representations and warranties contained in or made in this Agreement shall survive the Termination Date or any termination of this Agreement.
16.
Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.
17.
Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Employee at the address listed on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing.
18.
Non-Transferability of Interest. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.
19.
Tax Withholding; Right to Seek Independent Advice. Employee understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding and other deductions, as and to the extent required by law. Employee acknowledges and agrees that neither the Company nor the Company’s counsel has provided any legal or tax advice to Employee and that Employee is free to, and is hereby advised to, consult with a legal or tax advisor of Employee's choosing.
20.
Section 409A. This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder consistent with the foregoing intention. Any reimbursements or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Employee’s taxable year following the taxable year in which Employee incurred the expenses. The reimbursements or in-kind benefits provided under this Agreement during any taxable year of Employee’s will not affect such amounts provided in any other taxable year of Employee’s, and Employee’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit. Each series of installment payments made under this Agreement is hereby designated as a series of “separate payments” within the meaning of Section 409A of the Code. The parties acknowledge that the Termination Date will be the date of Employee’s “separation from service” for purposes of Section 409A of the Code.

[Signature Page Follows]

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTER INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Dated: June 29, 2023 /s/ Morad Sbahi

MORAD sBAHI

Dated: June 30, 2023 AIRGAIN, INC.

By: /s/Jacob Suen

Name: Jacob Suen

Title: Chief Executive Officer

Exhibit A

Previous InventionS

1.
Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Airgain, Inc. (the “Company”) that were made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☑ No inventions or improvements.

☐ See below:

☐ Additional sheets attached.

2.
Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

Invention or Improvement	Party(ies)	Relationship
1.
2.
3.

☐ Additional sheets attached.